SECOND AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
     This Second Amended and Restated
Agreement of Limited Partnership, dated as
of June 1, 2009, by and between Demeter
Management LLC, a Delaware limited liability
company (the "General Partner"), and the
other parties who shall execute this
Agreement, whether in counterpart, by
separate instrument, or otherwise, as
limited partners (collectively "Limited
Partners"; the General Partner and Limited
Partners may be collectively referred to
herein as "Partners"). This Agreement
replaces the agreement executed on October
31, 2008 in its entirety.
W I T N E S S E T H:
     WHEREAS, the parties hereto desire to
form a limited partnership for the purpose
of speculative trading in futures, forwards
and options;
     WHEREAS, the parties amended and restated
the original limited partnership agreement
executed on February 22, 2007 in its
entirety due to the registration of the
units of the Partnership under the
Securities Exchange Act of 1934, as amended,
on October 31, 2008;
     WHEREAS, the parties now desire to amend
and restated the First Amended and Restated
Limited Partnership Agreement executed on
October 31, 2008, in order to reflect the
conversion of the General Partner to a
limited liability company;
     NOW, THEREFORE, the parties hereto hereby
agree as follows:
1.	Formation; Name
     The parties hereto formed a limited
partnership under the Delaware Revised
Uniform Limited Partnership Act, as amended and in effect on February 22, 2007 (the
"Act"). The name of the limited partnership is Morgan Stanley Managed Futures HV, L.P.
(the "Partnership"). The General Partner has executed and filed a Certificate of Limited
Partnership of the Partnership (the
"Certificate of Limited Partnership") in accordance with the Act, and shall execute, file, record and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner shall deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the laws of any such jurisdiction. Each Limited
Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General
Partner may request to complete such
documents and to execute and cooperate in the filing, recording, or publishing of such documents at the request of the General
Partner.

2.	Office
     The principal office of the Partnership
shall be c/o Demeter Management LLC, 522
Fifth Avenue, 13th Floor, New York, New York
10036, or such other place as the General
Partner may designate from time to time.
     The address of the principal office of
the Partnership in the State of Delaware is c/o The Corporation Trust Company,
Corporation Trust Center, 1209 Orange
Street, Wilmington, New Castle County,
Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company,
Corporation Trust Center, 1209 Orange
Street, Wilmington, New Castle County,
Delaware 19801.

3.	Business
     The Partnership is formed to engage in
any lawful act or activity for which limited partnerships may be organized under the Act, including, but not limited to, directly or indirectly through a commodity trading advisor, trading, buying, selling, spreading, or otherwise acquiring, holding, or disposing of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, forward
       contracts, commodity forward
contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, exchange of futures contracts for physicals transactions, exchange of physicals for futures contracts transactions, and any rights pertaining thereto (hereinafter referred to collectively as "futures interests;"
provided, however, such definition shall exclude exchange securities futures products as defined by the Commodity Futures Trading
Commission (?CFTC?), options in securities futures and options in equities) and securities (such as United States Treasury securities) approved by the CFTC for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto. The
Partnership may pursue this objective in any lawful manner consistent with the
Partnership's trading policies. The
Partnership may engage in the foregoing
activities through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; including, but not limited to, through an investment of all or a portion of its assets in multiple trading companies (the "Trading Companies")
(provided that such transactions or
activities do not subject the Limited
Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.)

4.	Term; Dissolution; Fiscal Year
     (a)	Term.  The term of the Partnership
commenced upon the filing of the Certificate
of Limited Partnership in the Office of the
Secretary of State of the State of Delaware
and shall end upon the first to occur of the
following: (i) receipt by the General
Partner of a notice setting forth an
election to terminate and dissolve the
Partnership at a specified time by Limited
Partners holding not less than a Majority of
Units, with or without cause, which notice
shall be sent by registered mail to the
General Partner not less than 90 days prior
to the effective date of such termination
and dissolution; (ii) the withdrawal,
insolvency, bankruptcy, dissolution or
liquidation of the General Partner (unless a
new general partner is elected by a vote of
the Limited Partners owning more than 50% of
the Units then outstanding, and such new
general partner shall have elected to
continue the business of the Partnership,
which any new general partner shall have the
right to do); (iii) the occurrence of any
event which shall make it unlawful for the
existence of the Partnership to be
continued; or (iv) a determination by the
General Partner upon 60 days' notice to the
Limited Partners to terminate the
Partnership.  A ?Majority of Units? shall
mean the Limited Partners, excluding any
Affiliates (as defined in Section 13(c)) of
the General Partner, that at the time in
question have Net Asset Value in their
capital accounts aggregating in excess of
50% of all Net Asset Value of the Limited
       Partners, excluding any Affiliates of
the General Partner.
	(b)	Dissolution.  Upon the occurrence of
an event causing the termination of the
Partnership, the Partnership shall terminate
and be dissolved. Dissolution, payment of
creditors, and distribution of the
Partnership's Net Asset Value (as defined in
Section 6(d)(1)) shall be effected as soon
as practicable in accordance with the Act,
except that the General Partner and each
Limited Partner (and any assignee) shall
share in the assets of the Partnership pro
rata in accordance with such Partner's
respective capital account, less any amount
owing by such Partner (or assignee) to the
Partnership. The General Partner shall, at
its option, be entitled to supervise the
liquidation of the Partnership. Nothing
contained in this Agreement shall impair,
restrict, or limit the rights and powers of
the Partners under the laws of the State of
Delaware and any other jurisdiction in which
the Partnership shall be conducting business
to reform and reconstitute themselves as a
limited partnership following dissolution of
the Partnership, either under provisions
identical to those set forth herein or any
others that they deem appropriate.
     (c)	Fiscal Year.  The fiscal year of the
Partnership shall begin on January 1st of each year and end on December 31st of such year (each a ?Fiscal Year?). The Fiscal
Year in which the Partnership shall
terminate shall begin on January 1 and end on the date of termination of the Partnership.

5.	Capital Contributions and Offering of
Units of Limited Partnership Interest
     The General Partner is herewith
contributing $1,000 to the Partnership for which it is receiving one Unit of General
Partnership Interest (a "Unit of General
Partnership Interest"). On or about the
commencement of trading by the Partnership or any Trading Company or at such other time determined by the General Partner in its sole discretion, the General Partner shall contribute to the Partnership such additional amount in cash as determined by it in its sole discretion and in accordance with the terms of the Confidential Private
Placement Memorandum and Disclosure Document of the Partnership, as amended and supplemented from time to time, (the
"Memorandum"). Such additional contribution by the General Partner shall be evidenced by additional Units of General Partnership
Interest on the books and records of the Partnership. The General Partner, without notice to or consent of the Limited
Partners, may withdraw any portion of its Units of General Partnership Interest.
Interests in the Partnership, other than the Units of General Partnership Interest of the
General Partner, shall be designated as
Units of Limited Partnership Interest
(collectively the "Units" or, individually, a "Unit"), which may be offered in one or more ?Classes? or Series (as defined below).
In connection with the Partnership's
offering of Units, the General Partner, on behalf of the Partnership, shall: (a) qualify Units for sale initially and on a continuing basis under the "Blue Sky" and
       securities laws of such states of the
United States or other jurisdictions as the General Partner shall deem advisable; (b) make such arrangements for the offering and sale of Units as it shall deem appropriate, provided that the net proceeds to the Partnership of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 6(d)(3)) at the time of the sale; and (c) take such action with respect to the matters described in clauses (a) and (b) as it shall deem advisable or necessary.
     The terms of the offering of the Units,
the investor suitability requirements and the minimum investment for Partners shall be determined by the General Partner in its sole discretion. Unless otherwise determined by the General Partner, Units of each Class initially will be offered at $1,000 per Unit, and thereafter will be offered on a continuous basis as of the first day of each month, or on any other day as determined in the sole discretion of the General Partner, at the final Net Asset Value per Unit (as defined in Section 6(d)(3)) as of the last day of the immediately preceding month (or as such other time as determined in the sole discretion of the General Partner).
No subscriber for Units shall become a
Limited Partner until his subscription has been accepted by the Partnership and such Limited Partner has been identified as a Limited Partner on the books and records of the Partnership. Any subscription for Units may be accepted or rejected in whole or in part by the General Partner in its sole discretion. No certificate evidencing Units shall be issued to any Limited Partner
       (although Limited Partners will
receive confirmations of purchase from the General Partner in its customary form). The
General Partner may, without the consent of the Limited Partners, offer Units in additional Classes and Series as it may determine in its sole discretion from time to time. The terms of each Class or Series of Units may vary in the General Partner?s sole discretion; including, but not limited to, differences in the fees and expenses charged to each Class or Series of Units.
The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.
     The General Partner is authorized,
without the consent of the other Limited
Partners, to permit any existing Limited
Partner to make an additional capital
contribution upon such terms and conditions as the General Partner, in its sole discretion shall determine. The terms and conditions which any existing Limited
Partner may increase its capital
contribution shall be subject to all the provisions of this Agreement and the Memorandum. Except as expressly provided for herein or in the Memorandum, no Partner shall be required to make any additional contributions to the capital of the Partnership.

6.	Allocation of Profits and Losses;
Accounting; Other Matters
     (a)	Capital Accounts.  A capital account
shall be established for each Partner. The
initial balance of each Partner's capital
account shall be the amount of a Partner's
initial capital contribution to the
Partnership.
     (b)	Monthly Allocations.  As of the close
of business on the last day of each month or
at such other time as otherwise determined
by the General Partner (a "Determination
Date") during each Fiscal Year of the
Partnership, the following determinations
and allocations shall be made:
		(1)	The Net Asset Value of the
Partnership, the Net Asset Value of each
Class, and the Net Asset Value per Unit
(each as defined in Section 6(d)) shall be
determined.
		(2)	Any increase or decrease in Net
Asset Value over those of the immediately
preceding Determination Date (or, in the
case of the first Determination Date, the
first closing on the sale of Units), shall
then be credited or charged to the capital
account of each Partner in the ratio that
the balance of each account bears to the
balance of all accounts.
		(3)	The amount of any distribution to
a Partner, any amount paid to a Partner on
redemption of Units, and any amount paid to
the General Partner upon withdrawal of its
       interest in the Partnership shall be
charged to that Partner's capital account.
	(c)	Allocation of Profit and Loss for
Federal Income Tax Purposes.  The
Partnership's realized profit or loss
(including the Partnership's pro rata share
of any Trading Company items) shall be
allocated among the Partners pursuant to the
following subparagraphs for federal income
tax purposes.  Except to the extent
otherwise provided below, such allocations
of profit and loss will be pro rata from net
capital gain or loss and net ordinary income
or loss realized by the Partnership. For
United States federal income tax purposes, a
distinction will be made between net short-
term gain or loss and net long-term gain or
loss.
		(1)	Items of ordinary income and
expense shall be allocated pro rata among
the Partners based on their respective
capital accounts as of the end of each month
in which the items of ordinary income or
expense accrued.
		(2)	Net realized capital gain or loss
shall be allocated as follows:
			(aa)	For the purpose of
allocating the Partnership's net realized
capital gain or loss among the Partners,
there shall be established an allocation
account with respect to each outstanding
Unit. The initial balance of each allocation
account shall be the amount paid to the
Partnership for the Unit. Allocation
accounts shall be adjusted as of the end of
each Fiscal Year and as of the date a
Partner completely redeems his Units as
follows:
			(i)	Each allocation account shall
be increased by the amount of income
allocated to the holder of the Unit pursuant
to subparagraph (c)(1) above and
subparagraph (c)(2)(cc) below.
			(ii)	Each allocation account
shall be decreased by the amount of expense
or loss allocated to the holder of the Unit
pursuant to subparagraph (c)(1) above and
subparagraph (c)(2)(ee) below and by the
amount of any distribution the holder of the
Unit has received with respect to the Unit
(other than on redemption of the Unit).
			(iii)	When a Unit is redeemed,
(y) net realized capital gain shall first be
allocated to each Partner who has redeemed
all his Units up to the excess, if any, of
the amount received upon redemption of his
Units over the allocation account
attributable to such Units and net realized
capital loss shall first be allocated to
each Partner who has redeemed all his Units
up to the excess, if any, of the allocation
account attributable to such Units over the
amount received upon redemption of his Units
in proportion to each such Partner's excess
and (z) the allocation account with respect
to such Unit shall be eliminated.
			(bb)	After allocations, if any,
pursuant to subparagraph (c)(2)(aa)(iii),
net realized capital gain shall be allocated
first to each Partner who has partially
redeemed his Units during the Fiscal Year up
to the excess, if any, of the amount
received upon redemption of the Units over
       the allocation account attributable
to the redeemed Units in proportion to each
such Partner's excess.
			(cc)	Net realized capital gain
remaining after the allocation thereof
pursuant to subparagraph (c)(2)(bb) above
shall be allocated next among all Partners
whose capital accounts are in excess of
their Units' allocation accounts (after the
adjustments in subparagraph (c)(2)(bb)
above) in the ratio that each such Partner's
excess bears to all such Partners' excesses.
In the event that gain to be allocated
pursuant to this subparagraph (c)(2)(cc) is
greater than the excess of all such
Partners' capital accounts over all such
allocation accounts, the excess will be
allocated among all Partners in the ratio
that each Partner's capital account bears to
all Partners' capital accounts.
			(dd)	After allocations, if any,
pursuant to subparagraph (c)(2)(aa)(iii),
net realized capital loss shall be allocated
first to each Partner who has partially
redeemed his Units during the Fiscal Year up
to the excess, if any, of the allocation
account attributable to the redeemed Units
over the amount received upon redemption of
the Units in proportion to each such
Partner's excess.
			(ee)	Net realized capital loss
remaining after the allocation thereof
pursuant to subparagraph (c)(2)(dd) above
shall be allocated next among all Partners
whose Units' allocation accounts are in
excess of their capital accounts (after the
adjustments in subparagraph (c)(2)(dd)
above) in the ratio that each such Partner's
       excess bears to all such Partners'
excesses. In the event that loss to be
allocated pursuant to this subparagraph
(c)(2)(ee) is greater than the excess of all
such allocation accounts over all such
Partners' capital accounts, the excess loss
will be allocated among all Partners in the
ratio that each Partner's capital account
bears to all Partners' capital accounts.
		(3)	The tax allocations prescribed by
this Section 6(c) shall be made to each
holder of a Unit whether or not the holder
is a Substituted Limited Partner (as defined
below). In the event that a Unit has been
transferred, sold, pledged or assigned
pursuant to Section 9(a), the allocations
prescribed by this Section 6(c) shall be
made with respect to such Unit without
regard to the transfer, sale, pledge or
assignment, except that in the year of
transfer, sale, pledge or assignment the
allocations prescribed by this Section 6(c)
shall be divided between the transferor,
purchaser, pledgor or assignor and the
assignee based on the number of months each
held the assigned Unit. For purposes of this
Section 6(c), tax allocations shall be made
to the General Partner's General Partnership
Interest on a Unit equivalent basis.
		(4)	The allocation of profit and loss
for federal income tax purposes set forth
herein is intended to allocate taxable
profits and loss among Partners generally in
the ratio and to the extent that increases
or decreases in Net Asset Value are
allocated to such Partners under Section
6(b) hereof so as to eliminate, to the
extent possible, any disparity between a
       Partner's capital account and his
allocation account with respect to each Unit
then outstanding, consistent with the
principles set forth in Section 704(b) and
Section 704(c) of the Internal Revenue Code
of 1986, as amended (the "Code").
		(5)	For purposes of this Section
6(c), "capital gain" or "capital loss" shall
mean gain or loss characterized as gain or
loss from the sale or exchange of a capital
asset by the Code, including, but not
limited to, gain or loss required to be
taken into account pursuant to Sections 988
and 1256 thereof.
		(6)	The allocations of increases and
decreases in Net Asset Value and of profit
and loss for federal income tax purposes to
the Partners in respect of the Units shall
not exceed the allocations permitted under
Subchapter K of the Code, as determined by
the General Partner, whose determination
shall be binding. For purposes of this
Section 6(c), unless specified to the
contrary, Units redeemed as of the beginning
of any month shall be considered outstanding
as of the beginning of such month.
		(7)	The General Partner may adjust
the allocations set forth in Section 6(c), in the General Partner's discretion, if the General Partner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

	(d)	Definitions; Accounting.
		(1)	Net Asset Value.  The
Partnership's "Net Asset Value" shall mean the total assets of the Partnership
(including, but not limited to, its
investment in the Trading Companies, all cash and cash equivalents, accrued interest and amortization of original issue discount, and the market value of all open futures interest contract positions and other assets of the Partnership) less all liabilities of the Partnership (including, but not limited to, its pro rata share of Trading Company liabilities, including brokerage commissions that would be payable upon the closing of open futures interest contract positions, management fees, incentive fees, selling commissions, administrative fees, other fees, and extraordinary expenses, as described herein and in the Memorandum) determined in accordance with United States generally accepted accounting principles consistently applied under the accrual basis of accounting (?GAAP?) (except as otherwise described in the Memorandum). Net Asset
Value may be determined on a per Class basis as determined by the General Partner.
Appropriate reserves may be created,
accrued, and charged against Net Asset Value by the General Partner for contingent liabilities, in if any, as of the date any such contingent liability becomes known to the General Partner.

		(2)	Net Asset Value of a Class.  The
?Net Asset Value of a Class? shall mean the
Net Asset Value allocated to capital
accounts represented by Units of Limited
Partnerships Interests divided by the
aggregate number of Units of such Class.
		(3)	Net Asset Value per Unit.  The
"Net Asset Value per Unit" shall mean the
Net Asset Value allocated to capital
accounts represented by Units of Limited
Partnership Interest of a Class divided by
the aggregate number of Units of Limited
Partnership Interest of such Class.
	(e)	Expenses and Limitations Thereof. The
Partnership shall pay the General Partner a
monthly administration fee equal to 1/12th
of 1.0% (a 1.0% annual rate) of the Net
Asset Value of each Class at the beginning
of each month (the ?General Partner?s Fee?).
Except as expressly provided for herein, the
General Partner may modify or waive in whole
or in part the General Partner?s Fee for any
Class of Units.  The Partnership will also
be obligated to pay any extraordinary
expenses (determined in accordance with
GAAP) it may incur.  After the initial
closing and after each subsequent closing,
substantially all of the Partnership's
assets will be delivered to Morgan Stanley &
Co. Incorporated ("MS & Co."), invested in
the Trading Companies and/or deposited in
separate commodity trading accounts at MS &
Co. and/or its affiliates. MS & Co. and/or
its affiliates may hold Partnership assets
in non-interest bearing accounts (from which
MS & Co. and its affiliates may derive
compensating balance benefits, subject to
       the limits described herein) or, in
the alternative, may invest Partnership
assets in securities approved by the CFTC
for investment of customer funds. In either
case the Partnership will receive the
interest accrued as set forth in the
Memorandum.
	(f)	Limited Liability of Limited
Partners. Each Unit, when purchased by a
Limited Partner in accordance with the terms
of this Agreement, shall be fully paid and
nonassessable. No Limited Partner shall be
liable for the Partnership's obligations in
excess of such Partner's unredeemed capital
contribution, undistributed profits, if any,
and any distributions and amounts received
upon redemption of Units, together with
interest thereon. The Partnership shall not
make a claim against a Limited Partner with
respect to such amounts distributed to such
Partner or amounts received by such Partner
upon redemption of Units unless the Net
Asset Value of the Partnership (which shall
not include any right of contribution from
the General Partner except to the extent
previously made by it pursuant to this
Agreement) shall be insufficient to
discharge the liabilities of the Partnership
which shall have arisen prior to the payment
of such amount.
	(g)	Return of Limited Partner's Capital
Contribution.  Except to the extent that a
Limited Partner shall have the right to
withdraw capital through redemption of Units
in accordance with the terms of Section 9(b)
hereof, no Limited Partner shall have any
right to demand the return of his capital
contribution, or any profits added thereto,
       except upon termination and
dissolution of the Partnership. In no event
shall a Limited Partner be entitled to
demand or receive from the Partnership
property other than cash.
	(h)	Distributions. The General Partner
shall have sole discretion in determining
what distributions (other than on redemption
of Units), if any, the Partnership will make
to its Partners. If made, all distributions
shall be pro rata in accordance with the
respective capital accounts of the Partners
and may be made by credit to a Limited
Partner's account with MS & Co., or an
affiliate thereof.  The General Partner may,
but shall not have any obligation to,
distribute assets in-kind at any time or for
any reason.
	(i)	Separate Series.  The General Partner
may establish any number of designated
series of Units (each a ?Series?) having
separate rights, powers or duties with
respect to specified property or obligations
of the Partnership or profits and losses
associated with specified property or
obligations, and any such Series may have a
separate business purpose or investment
objective. The Partnership shall maintain
separate and distinct records for any such
Series and the assets associated with such
Series shall be held directly or indirectly,
including through a nominee or otherwise)
and accounted for separately from the assets
of any other Series.  The debts, liabilities
and obligations and expenses incurred,
contracted for or otherwise existing with
respect to a particular Series shall be
enforceable against the assets of such
       Series only, and not against the
assets of the Partnership generally or any
other Series, and none of the debts
liabilities, obligations and expenses
incurred, contracted for or otherwise
existing with respect to the Partnership
generally or any other Series shall be
enforceable against the assets of such
Series.
7.	Management Policies
	(a)	Management of the Partnership.
Except as may be otherwise specifically
provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be reasonably determined by the General Partner to be required or appropriate for the Partnership, including, but not limited to, opening and maintaining an account or accounts with commodity brokerage firms for the purpose of trading in futures interest contracts. No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstances bearing upon the existence of its authority.

     (b)	Miscellaneous.  The General Partner
may take such actions as it deems necessary
or desirable to manage the business of the
Partnership, including, but not limited to:
		(1)	Opening bank accounts, investment
and trading accounts and paying or
authorizing the payment of distributions to
the Partners and the expenses of the
Partnership, such as management and
incentive fees, and brokerage commissions
and fees.
		(2)	The General Partner may subdivide
or combine Units in its discretion; provided
that no such subdivision or combination
shall affect the Net Asset Value per Unit of
any Limited Partner's interest in the
Partnership.
		(3)	The General Partner shall prepare
or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

		(4)	The General Partner shall be
authorized to perform all duties imposed by
Sections 6221 through 6233 of the Code on
the General Partner as "tax matters partner"
of the Partnership, including, but not
limited to, the following: (a) the power to
conduct all audits and other administrative
proceedings with respect to Partnership tax
items; (b) the power to extend the statute
of limitations for all Limited Partners with
respect to Partnership tax items; (c) the
power to file a petition with an appropriate
federal court for review of a final
Partnership administrative adjustment; and
(d) the power to enter into a settlement
with the Internal Revenue Service on behalf
of, and binding upon, those Limited Partners
having less than 1% of the outstanding Units
in the Partnership, unless a Limited Partner
shall have notified the Internal Revenue
Service and the General Partner that the
General Partner may not act on such
Partner's behalf.
		(5)	If the Partnership is required to
withhold United States taxes on income with
respect to Units held by Limited Partners,
the General Partner may pay such tax out of
its own funds and then be reimbursed out of
the proceeds of any distribution or
redemption with respect to such Units.
		(6)	The General Partner shall keep at
the principal office of the Partnership such
books and records relating to the business
of the Partnership as it deems necessary or
advisable or as are required by the
Commodity Exchange Act, as amended (the
       "CEAct"), and the rules and
regulations thereunder.
		(7)	To the extent required by CFTC
regulations, such books and records shall be
available to Limited Partners or their
authorized attorneys or agents for
inspection and copying during normal
business hours of the Partnership and, upon
10 days? written notice, copies shall be
sent to any Limited Partner upon payment by
him of reasonable reproduction and
distribution costs. Any subscription
agreement or power of attorney executed by a
Limited Partner in connection with his
purchase of Units, as applicable, shall be
retained by the General Partner for not less
than the period prescribed by applicable
law.
		(8)	The General Partner shall devote
such time and resources to the Partnership's
business and affairs as it shall, in its
sole discretion, deem necessary or advisable
to effectively manage the Partnership. The
General Partner may engage in other business
activities and shall not be required to
refrain from any other activity or disgorge
any profits from any such activity, whether
as general partner of additional
partnerships formed for investment in
futures interests or otherwise. The General
Partner may engage and compensate, on behalf
of the Partnership, such persons, firms, or
corporations, including any affiliated
person or entity, as the General Partner in
its sole judgment shall deem advisable for
the conduct and operation of the business of
the Partnership; provided, however, that,
except as described herein and in the
       Memorandum, the General Partner shall
not engage any person, firm, or corporation
which is an affiliate of the General Partner
to perform services for the Partnership
without having made a good faith
determination that (i) the affiliate which
it proposes to engage to perform such
services is qualified to do so (considering
the prior experience of the affiliate or the
individuals employed thereby) and (ii) the
terms and conditions of the agreement
pursuant to which such affiliate is to
perform services for the Partnership are no
less favorable to the Partnership than could
be obtained from equally qualified
unaffiliated third parties, or are otherwise
determined by the General Partner to be fair
and reasonable to the Partnership and the
Limited Partners.
		(9)	The General Partner may enter
into agreements and contracts with third
parties, terminate such agreements and
institute, defend and settle litigation
arising therefrom and give receipts,
releases and discharges with respect to all
of the foregoing any matters incidental
thereto.
		(10)	Except as otherwise provided
for herein, the General Partner may pay any and all reasonable fees and to make any and all reasonable expenditures to an affiliated entity which it, in its discretion, deems necessary or appropriate in connection with the administration of the Partnership.

		(11)	The General Partner may
engage consultants, experts, professionals,
accountants, administrator, auditors,
attorneys, brokers, engineers, custodians,
escrow agents, and any other third parties
deemed necessary by the General Partner, and
terminate such engagement.
8.	Audits; Reports to Limited Partners
	(a)	Reports. The Partnership's books
shall be audited annually by an independent
public accountant selected by the General
Partner in its sole discretion. The
Partnership shall use its best efforts to
cause each Partner to receive: (a) within 90
days after the close of each Fiscal Year an
annual report containing audited financial
statements (including a statement of income
and a statement of financial condition) of
the Partnership for the Fiscal Year then
ended, prepared in accordance with GAAP and
accompanied by a report of the certified
public accounting firm which audited such
statements, and such other information as
the CFTC and the National Futures
Association ("NFA") may from time to time
require (such annual reports will provide a
detailed statement of any transactions with
the General Partner or its affiliates and of
fees, commissions and any compensation paid
or accrued to the General Partner or its
affiliates for the Fiscal Year completed,
showing the amount paid or accrued to each
recipient and the services performed); (b)
within 75 days after the close of each
Fiscal Year (but in no event later than
March 15 of each year) such tax information
relating to the Partnership as is necessary
       for such Partner to complete his
federal income tax return; (c) within 30
days after the close of each calendar month,
such financial and other information with
respect to the Partnership as the CFTC and
NFA from time to time shall require in
monthly reports; and (d) at such times as
shall be necessary or advisable in the
General Partner's sole discretion, such
other information as the CFTC and NFA from
time to time shall require under the CEAct
to be given to participants in commodity
pools.
	(b)	Change in Fees.  No increase in any
of the fees payable by the Partnership and
described in the Memorandum may take effect
until the first Business Day (defined below)
following a Redemption Date (as defined in
Section 9(b)), provided that: (i) notice of
such increase is provided to each Limited
Partner at least 5 Business Days prior to
the last date on which a "Request for
Redemption" (as defined in Section 9(b))
must be received by the General Partner with
respect to the applicable Redemption Date;
and (ii) such notice shall describe the
rights of Limited Partners, as set forth in
Section 9(b).  For the purposes of this
Agreement, a ?Business Day? shall mean each
day in which the New York Stock Exchange is
open for business.
9.	Transfer and Redemption of Units
	(a)	Transfer, Sale, Pledge and
Assignment. A Limited Partner may transfer,
sell, pledge or assign his Units only as
provided in this Agreement. No such
transferee, purchaser, pledgee or assignee
shall become a substituted Limited Partner
       (each a ?Substituted Limited Partner)
unless the General Partner first consents to
such transfer, sale, pledge or assignment in
writing, which consent may be withheld in
its sole discretion. The Partnership need
not recognize any transfer, sale, pledge or
assignment until it has received at least 30
days' prior written notice thereof from the
Limited Partner, which notice shall set
forth the address and social security or
taxpayer identification number of the
transferee or assignee and the number of
Units to be transferred or assigned, and
which notice shall be signed by the Limited
Partner (and his signature is guaranteed by
a commercial bank with a correspondent in
New York, New York or by a member of a
registered national securities exchange) and
executed by the purchaser, assignee,
transferee, purchaser or pledgee. Any
transfer or assignment of Units permitted by
this Agreement will be effective as of the
first day of the month following the
requisite notice period (unless such notice
period is waived by the General Partner in
its sole discretion). Subject to the General
Partner?s sole discretion, no transfer,
pledge, sale or assignment of Units will be
effective or recognized by the Partnership
if the transferee, pledgee, purchaser or
assignee, or the transferor, pledgor, seller
or assignor (if fewer than all Units held by
the transferor, pledgor, seller or assignor
are being pledged, sold, transferred or
assigned) would, by reason of such transfer,
pledge, sale or assignment, acquire Units
which do not meet the minimum initial
subscription requirements, as described in
the Memorandum; provided, however, that the
foregoing restriction shall not apply to
       transfers, sales, pledges or
assignment of Units (i) by the way of gift
or inheritance, (ii) to any members of the
Limited Partner's family, (iii) resulting
from divorce, annulment, separation or
similar proceedings, or (iv) to any person
who would be deemed an "affiliate" of the
Limited Partner as defined in the first
sentence of Section 13(c) (including the
addition of new clause (v) as follows: "(v)
if such person is an officer, director or
partner, any partnership, corporation,
association, or other legal entity for which
such person acts in any such capacity"). No
transfer, pledge, sale or assignment shall
be permitted unless the General Partner is
satisfied that (i) such transfer, sale,
pledge or assignment will not be in
violation of the Act or applicable federal,
state, or foreign securities laws, and (ii)
notwithstanding such transfer, sale, pledge
or assignment, the Partnership shall
continue to be classified as a partnership
rather than as an association taxable as a
corporation under the Code. No transfer,
sale, pledge or assignment of Units shall be
effective or recognized by the Partnership
if such transfer, sale, pledge or assignment
would result in the termination of the
Partnership for federal income tax purposes,
and any attempted transfer, sale, pledge or
assignment in violation hereof shall be
ineffective to transfer, sale, pledge or
assign any such Units. Any transferee,
pledge, purchaser or assignee of Units who
has not been admitted to the Partnership as
a Substituted Limited Partner shall not have
any of the rights of a Limited Partner,
except that such person shall receive that
share of capital and profits and shall have
       that right of redemption to which his
transferor, seller, pledgor or assignor
would otherwise have been entitled and shall
remain subject to the other terms of this
Agreement binding upon Limited Partners. No
Limited Partner shall have any right to
approve of any person becoming a Substituted
Limited Partner. The Limited Partner shall
bear all costs (including any attorneys' and
accountants' fees) related to such transfer,
sale, pledge or assignment of his Units.
	In the event that the General Partner
consents to the admission of a Substituted
Limited Partner pursuant to this Section
9(a), the General Partner is hereby
authorized to take such actions as may be
necessary to reflect such substitution of a
Limited Partner. Each Substituted Limited
Partner shall execute and acknowledge such
instruments (including a subscription
agreement), in form and substance
satisfactory to the General Partner, as the
General Partner deems necessary or desirable
to effectuate such admission and to confirm
the agreement of the Substituted Limited
Partner to be bound by all terms and
provisions of this Agreement.  Further, each
Substituted Limited Partner agrees upon the
request of the General Partner, to execute
such certificates or other documents and
perform such acts as the General Partner
deems appropriate to preserve the limited
liability status of the Partnership after
the completion of any assignment, transfer,
sale or pledge of a Unit(s).
	Each Limited Partner requesting a sale,
transfer, assignment or pledge of his
Unit(s) agrees to pay all reasonable
expenses, including attorney?s fees,
incurred by the Partnership in connection
with such sale, transfer, assignment or
pledge. Each Substituted Limited Partner, as
a condition of admission, hereby indemnifies
the Partnership and each other Partner
against any loss, damage, cost or expense
(including without limitation, tax
liabilities or loss of tax benefits) arising
directly or indirectly as a result of
his/its admission as a Substituted Limited
Partner.
	(b)	Redemption.  Except as set forth
below and in accordance with the terms
hereof, a Limited Partner (or any
Substituted Limited Partner) may withdraw
all or part of his unredeemed capital
contribution and undistributed profits, if
any, by requiring the Partnership to redeem
all or part of his Units at the Net Asset
Value per Unit thereof, reduced as
hereinafter described (any such withdrawal
being herein referred to as a "Redemption").
A Limited Partner shall maintain the minimum
investment in the Partnership as shall be
determined by the General Partner in its
sole discretion.  Redemption of all or some
of a Limited Partner's Units shall be
effective as of the last Business Day of the
month subsequent to the timely receipt by
the General Partner of a Request for
Redemption, in proper form (unless any or
all of such requirements are waived in the
sole discretion of the General Partner)
(each a "Redemption Date"); provided that
all liabilities, contingent or otherwise, of
the Partnership (except any liability to
Partners on account of their capital
contributions) shall have been paid, or
there shall remain property of the
Partnership sufficient to pay them. As used
herein, "Request for Redemption" shall mean
a letter in the form specified by the
General Partner.   The General Partner may
consent to Redemptions by a Limited Partner
in any amount at any time.
	Upon Redemption, a Limited Partner (or a
Substituted Limited Partner) shall receive
from the Partnership for each Unit redeemed
an amount equal to the Net Asset Value per
Unit thereof (as defined in Section 6(d)(3))
as of the Redemption Date, prior to the
beginning of trading on such day and prior
to the accrual of any management fees,
incentive fees, brokerage commissions,
administrative fees, and interest, and less
any amount owing by such Partner (and his
assignee, if any) to the Partnership
pursuant to Section 13(d). If a Redemption
is requested by an assignee, all amounts
owed to the Partnership under Section 13(d)
by the Partner to whom such Unit was sold,
as well as all amounts owed by all assignees
of such Unit, shall be deducted from the Net
Asset Value per Unit upon Redemption. The
General Partner shall endeavor to pay
Redemptions within 10 Business Days after
the Redemption Date; provided, however, if
the General Partner believes that
extraordinary circumstances exist,
including, but not limited to, the
Partnership?s inability to liquidate any
positions as of a Redemption Date, or a
default or delay in payments due to the
Partnership by one or more of the Trading
Companies, or other significant
administrative or other hardships exist
(collectively, ?Hardships?), the Partnership
may in turn delay payment to Partners
requesting Redemption of the proportionate
part of the value of redeemed Units
represented by the illiquid sum or sums
which are the subject of such Hardships, in
which even payment for Redemptions will be
made to Limited Partners as soon as
practicable following the resolution of such
Hardships. Redemptions will be made by
credit to the Limited Partner's customer
account with MS & Co., or an affiliate
thereof, or by check mailed to the Limited
Partner if the Limited Partner has no such
account. The General Partner may, in its
absolute discretion, waive any restrictions
or charges applicable to Redemptions.
	The General Partner may suspend
Redemptions of any or all Classes or Series
of Units by the Limited Partners in any
Fiscal Year in which the General Partner
determines that (i) such suspension is
necessary in order to assure that the
Partnership will not be treated as ?publicly
traded? under Internal Revenue Code of 1986,
as amended, ?7704, and (ii) treatment as
?publicly traded? would be adverse to the
Limited Partners. The General Partner?s good
faith determinations pursuant to the
preceding sentence shall be final and
conclusive as to all Partners. In addition
the General Partner may suspend Redemptions
of any or all Classes or Series of Units for
the whole or part of any Fiscal Year if the
General Partner determines that (i) the
effect of Redemptions, including Redemptions
for which Redemption Requests have been
received, would materially impair the
Partnership?s ability to operate in pursuit
of its objectives, or (ii) the remaining
Limited Partners would be unfairly and
       materially disadvantaged, or (iii) as
otherwise described in the Memorandum.
	The General Partner may, at any time,
require any Limited Partner to redeem all or
a portion of such Limited Partner's Units by
giving not less than 5 days' written notice
to the Limited Partner or without notice in
the case of certain events under the
Employee Retirement Income Security Act of
1974, as amended ("ERISA").
	(c)	Exchange Privilege.  A Limited
Partner (or any assignee thereof) may redeem
his Units effective as of a Redemption Date
(subject to the terms and restrictions
described herein and in the Memorandum) and
authorize the General Partner to use some or
all the net proceeds of such Redemption to
purchase Units of limited partnership
interest of another Managed Futures Series
Partnership (as defined in the Memorandum).
The General Partner, on behalf of the
Partnership and each Partner, is authorized
to execute, file, record, and publish such
amendments to this Agreement and such other
documents of the Partnership as shall be
necessary to reflect any Partnership
Exchange pursuant to this Section 9(c).
10.	 Special Power of Attorney
     Each Limited Partner, by the execution of
this Agreement, does irrevocably constitute
and appoint the General Partner, with full
power of substitution, as his true and
lawful attorney-in-fact, in his name, place,
and stead (a) to execute, acknowledge, swear
to, deliver, file, and record on his behalf
in the appropriate public offices and
publish: (i) this Agreement and the
Certificate of Limited Partnership and
amendments thereto; (ii) all instruments
that the General Partner deems necessary or
appropriate to reflect any amendment,
change, or modification of this Agreement or
the Certificate of Limited Partnership made
in accordance with terms of this Agreement;
(iii) certificates of assumed name; and (iv)
all instruments that the General Partner
deems necessary or appropriate to qualify
the Partnership to do business as a foreign
limited partnership in other jurisdictions,
and (b) to admit additional Limited Partners
and, to the extent that it is necessary
under the laws of any jurisdiction, to
execute, deliver, and file amended
certificates or agreements of limited
partnership or other instruments to reflect
such admission. The Power of Attorney
granted herein shall be irrevocable and
deemed to be a power coupled with an
interest and shall survive the incapacity,
death, dissolution, liquidation, or
termination of a Limited Partner. Each
Limited Partner hereby agrees to be bound by
any representation made by the General
Partner and by any successor thereto acting
in good faith pursuant to such Power of
Attorney. In the event of any conflict
between this Agreement and any instrument
filed by an attorney-in-fact pursuant to the
Power of Attorney granted in this Section
10, this Agreement shall control.
11.	Withdrawal of Partners
     The Partnership shall terminate and be
dissolved upon the withdrawal, insolvency,
bankruptcy, dissolution or liquidation of
the General Partner (unless a new general
partner is elected by a vote of the Limited
       Partners owning more than 50% of the
Units then outstanding, and such new general
partner shall have elected to continue the
business of the Partnership, which any new
general partner shall have the right to do).
The General Partner shall not withdraw or
assign all of its interests at any time
without giving the Limited Partners 120
days' prior written notice of its intention
to withdraw or assign, and, if the Limited
Partners thereupon elect a new general
partner or partners which elect to continue
the business of the Partnership, the
withdrawing General Partner shall pay all
reasonable expenses incurred by the
Partnership in connection with such
withdrawal. The General Partner shall be
paid the Net Asset Value per Unit of its
General Partnership Units in the Partnership
as of the date of such withdrawal.
     The death, incompetency, withdrawal,
insolvency, bankruptcy, termination,
liquidation, or dissolution of a Limited
Partner shall not terminate or dissolve the
Partnership, and such Limited Partner, his
estate, custodian, or personal
representative shall have no right to
withdraw such Limited Partner's interest in
the Partnership except as provided in
Section 9. Each Limited Partner (and any
assignee of such Partner's interest)
expressly agrees that in the event of his
death, he waives on behalf of himself and
his estate (and he directs the legal
representative of his estate and any person
interested therein to waive) the furnishing
of any inventory, accounting, or appraisal
of the assets of the Partnership and any
       right to an audit or examination of
the books of the Partnership.
12.	No Personal Liability for Return of
Capital
	Subject to Section 13, neither the
General Partner nor any "affiliate" (as
defined in Section 13(c)) shall be
personally liable for the return or
repayment of all or any portion of the
capital or profits of any Partner (or
assignee), it being expressly agreed that
any such return of capital or profits made
pursuant to this Agreement shall be made
solely from the assets (which shall not
include any right of contribution from the
General Partner) of the Partnership.
13.	Standard of Liability; Indemnification
	(a)	Standard of Liability. Neither the
General Partner, nor its principals,
shareholders, officers, directors,
employees, representatives, agents or
affiliates (as defined in Section 13(c))
shall be liable, responsible or accountable
in damages or otherwise to the Partnership
or any of the Limited Partners, their
respective successors, assignees or
transferees or to their third parties for
any act or omission performed or omitted by
them on behalf of the Partnership and in a
manner reasonably believed by them to be
within the scope of the authority granted to
them by this Agreement except when such
action or failure to act constitutes gross
negligence, willful misconduct, bad faith or
reckless disregard. Moreover, neither the
General Partner, nor its officers,
directors, employees, shareholders,
principals or affiliates, shall have any
liability to the Partnership for any losses
suffered by it due to the action or inaction
of any agent retained by the Partnership,
whether through negligence, dishonesty or
otherwise, provided that the agent was
selected with reasonable care. The General
Partner may consult with counsel and
accountants in respect of the Partnership?s
affairs and be fully protected and justified
in any action or inaction which is taken in
good faith and in accordance with the
information, reports, statements, advice or
opinion provided by such persons, provided
that they were selected with reasonable care
and the matter consulted is reasonably
believed by the General Partner to be within
such persons? professional or expert
competence. Notwithstanding any of the
foregoing to the contrary, the provisions of
this Section 13 shall not be construed so as
to relieve (or attempt to relieve) the
General Partner of any liability to the
extent (but only to the extent) that such
liability may not be waived, modified or
limited under applicable law, but shall be
construed so as to effectuate the provisions
of this Section 13 to the fullest extent
permitted by law.
     (b)	Indemnification by the Partnership.
The Partnership shall indemnify, defend, and
hold harmless the General Partner, its
principals, shareholders, officers,
directors, employees, representatives,
agents or affiliates (as defined in Section
13(c)) from and against any loss, liability,
damage, cost, or expense (including
attorneys' and accountants' fees and
expenses incurred in defense of any demands,
       claims, or lawsuits) actually and
reasonably incurred arising from any act or
omission performed or omitted by them on
behalf of the Partnership, including,
without limitation, any demands, claims, or
lawsuits initiated by a Limited Partner (or
assignee thereof); provided that the act or
omission performed or omitted that was the
basis of such loss, liability, damage, cost,
or expense was not the result of gross
negligence, willful misconduct, bad faith or
reckless disregard.  Furthermore, in any
action or proceeding brought by a Limited
Partner in the right of the Partnership to
which the General Partner or any affiliate
is a party defendant, any such person shall
be indemnified only to the extent and
subject to the conditions specified in the
Act and this Section 13(b). The Partnership
shall make advances to the General Partner
or its affiliates hereunder only if: (1) the
demand, claim, lawsuit, or legal action
relates to the performance of duties or
services by such persons to the Partnership;
(2) such demand, claim, lawsuit, or legal
action is not initiated by a Limited
Partner; and (3) such advances are repaid,
with interest at the legal rate under
Delaware law, if the person receiving such
advance is ultimately found not to be
entitled to indemnification hereunder.
     Nothing contained in this Section 13(b)
shall increase the liability of any Limited
Partner to the Partnership beyond the amount
of his capital and profits, if any, in the
Partnership, including amounts received on
distributions and Redemptions, together with
interest thereon. All rights to
indemnification and payment of legal fees
       and expenses shall not be affected by
the termination of the Partnership or the
withdrawal, insolvency, or dissolution of
the General Partner.
     The Partnership shall not incur the cost
of that portion of liability insurance which
insures the General Partner and its
affiliates for any liability as to which the
General Partner and its affiliates are
prohibited from being indemnified.
     (c)	Affiliate. As used in this Agreement,
the term "affiliate" of a person shall mean:
(i) any natural person, partnership,
corporation, association, or other legal
entity directly or indirectly owning,
controlling, or holding with power to vote
10% or more of the outstanding voting
securities of such person; (ii) any
partnership, corporation, association, or
other legal entity 10% or more of whose
outstanding voting securities are directly
or indirectly owned, controlled, or held
with power to vote by such person; (iii) any
natural person, partnership, corporation,
association, or other legal entity directly
or indirectly controlling, controlled by, or
under common control with such person; or
(iv) any officer, director or partner of
such person. Notwithstanding the foregoing,
"affiliates" for purposes of this Section 13
shall include only those persons performing
services for the Partnership.
     (d)	Indemnification by Partners. In the
event that the Partnership is made a party
to any claim, dispute, or litigation or
otherwise incurs any loss or expense as a
result of, or in connection with, any
Partner's (or assignee's) obligations or
       liabilities unrelated to the
Partnership's business, such Partner (or
assignees cumulatively) shall indemnify,
defend, hold harmless and reimburse the
Partnership for such loss, liability,
damage, cost and expense to which the
Partnership shall become subject (including
attorneys' and accountants' fees and
expenses).
14.	Benefit Plan Investors
     (a)	Investment in Accordance with Law.
Each Limited Partner that is, or is
investing assets on behalf of, an "employee benefit plan," as defined in and subject to ERISA, or a "plan," as defined in and subject to Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Limited Partner
(a "Plan Fiduciary"), represents and
warrants that: (a) the Plan Fiduciary has considered an investment in the Partnership for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the
Partnership for such Plan is consistent with the Plan Fiduciary's responsibilities under
ERISA; (c) the investment in the Partnership by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Partnership has been duly authorized and approved by all necessary parties; (e) none of the General Partner, any commodity trading advisor to the Partnership, MS & Co., Morgan Stanley & Co.
International Limited, any employee of MS &
       Co. who sells Units, any additional
placement agent, any person, firm or
corporation engaged by the General Partner to provide services to the Partnership, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Partnership, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the General Partner, each commodity trading advisor to the
Partnership, MS & Co., Morgan Stanley & Co.
International Limited, any employee of MS &
Co. who sells Units, any additional
placement agent, any person, firm or
corporation engaged by the General Partner to provide services to the Partnership, each selling agent and each of their respective affiliates; and (iii) is qualified to make such investment decision.

     (b)	Disclosures and Restrictions
Regarding Benefit Plan Investors. Each
Limited Partner that is a "benefit plan
investor" (defined as any Plan, any other
employee benefit plan or plan as defined in
but not subject to either ERISA or Section
4975 of the Code and any entity deemed for
any purpose of ERISA or Section 4975 of the
Code to hold assets of any employee benefit
plan or plan) represents that the individual
signing the Subscription Agreement and Power
of Attorney has disclosed such Limited
Partner's status as a benefit plan investor
in the Subscription Agreement and Power of
Attorney. Each Limited Partner that is not a
"benefit plan investor" represents and
agrees that if at a later date such Limited
Partner becomes a benefit plan investor,
such Limited Partner will immediately notify
the General Partner of such change of
status. Notwithstanding anything herein to
the contrary, the General Partner, on behalf
of the Partnership, may take any and all
action to prevent the Partnership from
holding ?plan assets? under ERISA or the
Code with respect to any Plan, including,
but not limited to, if appropriate under the
circumstances as determined by the General
Partner in its sole discretion, refusing to
admit persons as Limited Partners or
refusing to accept additional capital
contributions, and requiring the Redemption
of the Units of any Limited Partner in
accordance with Section 9(b) hereof, as may
be necessary or desirable to assure that at
all times the aggregate of all capital
accounts of all benefit plan investors with
respect to any "class of equity interests in
       the Partnership" as determined
pursuant to United States Department of
Labor Regulation Section 2510.3-101 do not
amount to or exceed 25% of the total capital
accounts with respect to such class of
equity interests of all Limited Partners
(not including the investments of the
General Partner, any commodity trading
advisor to the Partnership, any person who
provides investment advice for a fee (direct
or indirect) with respect to the Partnership
and "affiliates," as such term is defined in
the applicable regulation promulgated under
ERISA, of any such person).
15.	Amendments
	(a)	General Partner?s Authority to Amend.
The General Partner may make any amendment
to this Agreement that is not adverse to the
Limited Partners, without the consent of the
Limited Partners, including but not limited
to the following: (i) change the name of the
Partnership or cause the Partnership to
transact business under another name; (ii)
clarify any inaccuracy or any ambiguity, or
reconcile any inconsistent provisions
herein, (iii) effect the intent of the
allocations proposed herein to the maximum
extent possible in the event of a change in
the Code or the interpretations thereof
affecting such allocations; (iv) attempt to
ensure that the Partnership is not taxed as
an association taxable as a corporation for
federal income tax purposes; (v) qualify or
maintain the qualification of the
Partnership as a limited partnership in any
jurisdiction; (vi) delete or add any
provision of or to this Agreement required
to be deleted or added by the staff of the
CFTC, any other federal agency, any state
       "Blue Sky" official, or other
governmental official, or in order to opt to
be governed by any amendment or successor to
the Act, or to comply with applicable law;
(vii) make any modification to this
Agreement to reflect the admission of
additional or substitute general partners;
(viii) make any amendment that is
appropriate or necessary, in the opinion of
the General Partner, to prevent the
Partnership or the General Partner or its
directors, officers or controlling persons
from in any manner being subject to the
provisions of the Investment Company Act of
1940 (the "1940 Act"), or the Investment
Advisers Act of 1940, as amended (the
"Advisers Act"); (ix) take such actions as
may be necessary or appropriate to avoid the
assets of the Partnership being treated for
any purpose of ERISA or Section 4975 of the
Code as assets of any "employee benefit
plan" as defined in and subject to ERISA or
of any plan as defined in and subject to
Section 4975 of the Code (or any
corresponding provisions of succeeding law)
or to avoid the Partnership's engaging in a
prohibited transaction as defined in Section
406 of ERISA or Section 4975(c) of the Code;
and (x) make any amendment that is
appropriate or necessary, in the opinion of
the General Partner, to qualify the
Partnership under the 1940 Act, and any
persons under the 1940 Act and the Advisers
Act, if the General Partner reasonably
believes that doing so is necessary. Any
such supplemental or amendatory agreement
shall be adhered to and have the same force
and effect from and after its effective date
as if the same had originally been embodied
in, and formed a part of this Agreement;
       provided, however, that no such
supplemental or amendatory agreement shall,
without the consent of all Partners affected
thereby, change or alter the provisions of
this proviso, reduce the capital account of
any Partner, or modify the percentage of
profits, losses or distributions to which
any Partner is entitled.
     (b)	Voting.  Except as otherwise
specifically set forth in this Agreement,
the Limited Partners shall have only the
voting rights set forth in the Act.  A
meeting of the Limited Partners for the
purpose of acting upon any matter upon which
the Limited Partners are entitled to vote
may be called at any time by Limited
Partners owning more than 50% of the Units
then outstanding or the General Partner.
The Limited Partners or the General Partner
shall give written notice of any such
meeting to all Limited Partners and the
General Partner and such meeting shall be
held not less than 10 days and not more than
60 days after the notice to the Limited
Partners and the General Partner is
provided. Any action required or permitted
to be taken by the Limited Partners may be
taken with or without a meeting, or by
written consent of the Limited Partners.
16.	Governing Law
The validity and construction of this
Agreement shall be governed by, and
construed in accordance with, the law of the
State of Delaware, including, specifically,
the Act (without regard to its choice of law
principles).  If any action or proceeding
shall be brought by a party to this
Agreement or to enforce any right or remedy
       under this Agreement, each party
hereto hereby consents and will submit to
the jurisdiction of the courts of the State
of New York or any Federal court sitting in
the County, City and State of New York.  Any
action or proceeding brought by any party to
this Agreement to enforce any right, assert
any claim or obtain any relief whatsoever in
connection with this Agreement shall be
brought by such party exclusively in the
courts of the State of New York or any
federal court sitting in the County, City
and State of New York.
17.	Miscellaneous
     (a)	Priority among Limited Partners.
Except as otherwise specifically set forth
in this Agreement, no Limited Partner shall
be entitled to any priority or preference
over any other Limited Partner in regard to
the affairs of the Partnership.
     (b)	Representations, Warranties,
Covenants and Understandings of the
Partners.  The representations, warranties,
covenants and understanding of each Limited
Partner, as set forth in the subscription
agreement completed and signed by each
Limited Partner prior to his/its admission
to the Partnership or the making of any
additional capital contribution are
incorporated herein by reference and made a
part hereof as if originally contained
herein.
     (c)	Notices.  All notices and requests to
the General Partner under this Agreement
(other than Requests for Redemption, and
notices of assignment or transfer of Units)
shall be in writing and shall be effective
       upon personal delivery or, if sent by
registered or certified mail, postage
prepaid, addressed to Demeter Management LLC
at 522 Fifth Avenue, 13th Floor, New York,
New York 10036 (or such other address as the
General Partner shall have notified the
Limited Partners), upon the deposit of such
notice in the United States mail. Requests
for Redemption and notices of assignment,
sale, pledge or transfer of Units shall be
effective upon timely receipt by the General
Partner. Except as otherwise provided
herein, all reports and notices hereunder
shall be in writing and shall be sent by
first-class mail to the last known address
of the Limited Partner.
     (d)	Binding Effect.  This Agreement shall
inure to the benefit of, and be binding
upon, all of the parties, their successors,
assigns as permitted herein, custodians,
estates, heirs, and personal
representatives. For purposes of determining
the rights of any Partner or assignee
hereunder, the Partnership and the General
Partner may rely upon the Partnership's
records as to who are Partners and
assignees, and all Partners and assignees
agree that their rights shall be determined
and that they shall be bound thereby,
including all rights which they may have
under Section 15.
     (e)	Entire Agreement.  This Agreement,
plus any other agreement which may be
required to be signed by the General Partner
prior to the date hereof shall constitute
the entire agreement among the Partners with
respect to the subject matter hereof, and
shall supersede any prior agreement or
       understanding, oral or written,
relating to the Partnership.
     (f)	Severability.  In the event that any
provision of this Agreement shall be
declared invalid or unenforceable, such
invalidity or unenforceability shall not
affect the validity or enforceability of the
other provisions of this Agreement, it being
hereby agreed that such provisions are
severable and that this Agreement shall be
construed in all respects as if such invalid
or unenforceable provision were omitted.
     (g)	No Third Party Beneficiaries.  This
Agreement is not intended and shall not
convey any rights to persons not party to
this Agreement.
     (h)	Counterparts.  This Agreement may be
executed in several counterparts, each of
which shall be deemed an original but all of
which shall constitute one and the same
instrument.
     (i)	Creditors.  None of the provisions of
this Agreement shall be for the benefit of
or enforceable by any creditors of the
Partnership.
     (j)	 Captions.  Captions in no way
define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

     [Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto
have executed this Agreement as of the day and year first above written.

	GENERAL PARTNER:

DEMETER MANAGEMENT
LLC



	Name:
	Title:


LIMITED PARTNERS:








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